Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Year Ended December 31, 2023.

WAUWATOSA, WI – 1/30/2024 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported a net loss of $40,000, or less than $0.01 per diluted share, for the quarter ended December 31, 2023 compared to net income of $935,000, or $0.04 per diluted share for the quarter ended December 31, 2022. Net income per diluted share was $0.46 for the twelve months ended December 31, 2023 compared to net income per diluted share of $0.89 for the twelve months ended December 31, 2022.

“The current market dynamics continue to present challenges for both our Community Banking and Mortgage Banking segments.” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc.  "The rapid rise in short-term interest rates and an inverted yield curve continue to create downward pressure on the net interest margin of the Community Banking segment.  In addition, the housing market continues to be adversely impacted by elevated interest rates, which have resulted in low levels of inventory and a decrease in housing affordability.  As is the case for the overall mortgage banking industry, the results of operations within our Mortgage Banking segment have been negatively impacted by declining mortgage origination volumes and compressed margins.  In spite of these challenges, our strong asset quality and robust level of capital allowed us to continue to provide strong shareholder returns throughout 2023.  During the year ended December 31, 2023, we declared dividends of $0.70 per share and repurchased 1.9 million shares of our stock at an average price well below our current book value per share.”

Highlights of the Quarter and Year Ended December 31, 2023

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net loss of Waterstone Financial, Inc. totaled $40,000 for the quarter ended December 31, 2023, compared to net income of $935,000 for the quarter ended December 31, 2022.
●	Consolidated return on average assets was (0.01)% for the quarter ended December 31, 2023 compared to 0.19% for the quarter ended December 31, 2022.
●	Consolidated return on average equity was (0.05)% for the quarter ended December 31, 2023 and 0.99% for the quarter ended December 31, 2022.
●	Dividends declared during the quarter ended December 31, 2023 totaled $0.15 per common share.
●	During the quarter ended December 31, 2023 , we repurchased approximately 545,000 shares at a cost (including the federal excise tax) of $6.2 million, or $11.36 per share. This share repurchase activity was accretive to book value per share in the amount of $0.14 during the quarter ended December 31, 2023 .
●	During the year ended December 31, 2023 , we repurchased approximately 1.9 million shares at a cost (including the federal excise tax) of $26.0 million, or $13.38 per share, This share repurchase activity was accretive to book value per share in the $0.32 during the year ended December 31, 2023 .
●	Nonperforming assets as percentage of total assets was 0.23% at December 31, 2023, 0.20% at September 30, 2023, and 0.22% at December 31, 2022.
●	Past due loans as a percentage of total loans was 0.68% at December 31, 2023, 0.53% at September 30, 2023, and 0.41% at December 31, 2022.
●	Book value per share was $16.94 at December 31, 2023 and $16.71 at December 31, 2022.

Community Banking Segment

●	Pre-tax income totaled $5.3 million for the quarter ended December 31, 2023, which represents a $1.7 million, or 24.3%, decrease compared to $7.0 million for the quarter ended December 31, 2022.
●	Past due loans at the community banking segment totaled $7.9 million at December 31, 2023, $6.7 million at September 30, 2023, and $4.8 million at December 31, 2022.
●	Net interest income totaled $12.1 million for the quarter ended December 31, 2023, which represents a $3.7 million, or 23.4%, decrease compared to $15.7 million for the quarter ended December 31, 2022.
●	Average loans held for investment totaled $1.66 billion during the quarter ended December 31, 2023, which represents an increase of $247.2 million, or 17.5%, compared to $1.41 billion for the quarter ended December 31, 2022. The increase was primarily due to increases in the single-family, multi-family, and commercial real estate mortgages. Average loans held for investment increased $33.1 million compared to $1.63 billion for the quarter ended September 30, 2023. The increase was primarily due to an increase in single-family and commercial real estate mortgages.
●	Net interest margin decreased 104 basis points to 2.25% for the quarter ended December 31, 2023 compared to 3.29% for the quarter ended December 31, 2022, which was a result of an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates. Net interest margin decreased one basis point compared to 2.26% for the quarter ended September 30, 2023, driven by an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates.

●

The segment had a negative provision for credit losses related to funded loans of $17,000 for the quarter ended December 31, 2023 compared to a provision for credit losses related to funded loans of $290,000 for the quarter ended December 31, 2022.  The current quarter decrease was primarily due to historical loss rates continuing to decrease. The negative provision for credit losses related to unfunded loan commitments was $533,000 for the quarter ended December 31, 2023 compared to a provision for credit losses related to unfunded loan commitments of $334,000 for the quarter ended December 31, 2022. The decrease for the quarter ended December 31, 2023 was due primarily to a decrease of loans in the loan commitment pipeline as loan activity decreased during the quarter and loans from the prior quarter pipeline funded.

●	The efficiency ratio, a non-GAAP ratio, was 63.26% for the quarter ended December 31, 2023, compared to 54.49% for the quarter ended December 31, 2022.
●	Average deposits (excluding escrow accounts) totaled $1.21 billion during the quarter ended December 31, 2023, a decrease of $1.7 million, or 0.1%, compared to $1.21 billion during the quarter ended December 31, 2022. Average deposits increased $10.4 million, or 3.5% annualized, compared to the $1.20 billion for the quarter ended September 30, 2023.
●	Other noninterest expense decreased $1.8 million to $628,000 during the quarter ended December 31, 2023 compared to $2.5 million during the quarter ended December 31, 2022. The decrease was driven by fees paid to the mortgage banking segment for the purchase of single-family adjustable rate mortgage loans. These fees totaled $44,000 during the quarter ended December 31, 2023 compared to $2.0 million during the quarter ended December 31, 2022.

Mortgage Banking Segment

●	Pre-tax loss totaled $6.0 million for the quarter ended December 31, 2023, compared to $6.5 million of pre-tax loss for the quarter ended December 31, 2022.
●	Loan originations decreased $88.3 million, or 16.1%, to $458.4 million during the quarter ended December 31, 2023, compared to $546.6 million during the quarter ended December 31, 2022. Origination volume relative to purchase activity accounted for 95.7% of originations for the quarter ended December 31, 2023 compared to 95.6% of total originations for the quarter ended December 31, 2022.
●	Mortgage banking non-interest income decreased $2.0 million, or 11.3%, to $16.0 million for the quarter ended December 31, 2023, compared to $18.1 million for the quarter ended December 31, 2022.
●	Gross margin on loans sold totaled 3.51% for the quarter ended December 31, 2023, compared to 3.41% for the quarter ended December 31, 2022.
●	Total compensation, payroll taxes and other employee benefits decreased $2.5 million, or 14.5%, to $14.9 million during the quarter ended December 31, 2023 compared to $17.4 million during the quarter ended December 31, 2022. The decrease primarily related to decreased commission expense and salary expense driven by decreased loan origination volume and reduced employee headcount.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2023	2022	2023	2022
	(In Thousands, except per share amounts)
Interest income:
Loans	$24,288	$18,654	$90,148	$62,935
Mortgage-related securities	1,081	915	4,053	3,241
Debt securities, federal funds sold and short-term investments	1,325	1,105	5,007	4,069
Total interest income	26,694	20,674	99,208	70,245
Interest expense:
Deposits	8,253	2,352	25,738	4,863
Borrowings	6,685	2,711	23,255	8,428
Total interest expense	14,938	5,063	48,993	13,291
Net interest income	11,756	15,611	50,215	56,954
Provision (credit) for credit losses	(435)	664	656	968
Net interest income after provision (credit) for loan losses	12,191	14,947	49,559	55,986
Noninterest income:
Service charges on loans and deposits	328	497	1,819	2,202
Increase in cash surrender value of life insurance	337	344	1,710	1,738
Mortgage banking income	15,830	15,811	75,686	99,560
Other	381	443	1,970	2,055
Total noninterest income	16,876	17,095	81,185	105,555
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	20,061	22,063	84,096	99,565
Occupancy, office furniture, and equipment	2,021	2,166	8,323	8,706
Advertising	1,030	972	3,779	3,976
Data processing	1,212	1,040	4,653	4,470
Communications	269	289	988	1,189
Professional fees	907	612	2,686	1,815
Real estate owned	1	13	4	19
Loan processing expense	756	1,059	3,428	4,744
Other	3,405	3,170	11,755	12,578
Total noninterest expenses	29,662	31,384	119,712	137,062
(Loss) income before income taxes	(595)	658	11,032	24,479
Income tax (benefit) expense	(555)	(277)	1,657	4,992
Net (loss) income	$(40)	$935	$9,375	$19,487
(Loss) income per share:
Basic	$(0.00)	$0.04	$0.47	$0.89
Diluted	$(0.00)	$0.04	$0.46	$0.89
Weighted average shares outstanding:
Basic	19,380	20,966	20,158	21,884
Diluted	19,398	21,069	20,196	22,010

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,
	2023	2022
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$30,667	$33,700
Federal funds sold	5,493	10,683
Interest-earning deposits in other financial institutions and other short term investments	261	2,259
Cash and cash equivalents	36,421	46,642
Securities available for sale (at fair value)	204,907	196,588
Loans held for sale (at fair value)	164,993	131,188
Loans receivable	1,664,215	1,510,178
Less: Allowance for credit losses ("ACL") - loans	18,549	17,757
Loans receivable, net	1,645,666	1,492,421

Office properties and equipment, net	19,995	21,105
Federal Home Loan Bank stock (at cost)	20,880	17,357
Cash surrender value of life insurance	67,859	66,443
Real estate owned, net	254	145
Prepaid expenses and other assets	52,414	59,783
Total assets	$2,213,389	$2,031,672

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$187,107	$230,596
Money market and savings deposits	273,233	326,145
Time deposits	730,284	642,271
Total deposits	1,190,624	1,199,012

Borrowings	611,054	386,784
Advance payments by borrowers for taxes	6,607	5,334
Other liabilities	61,048	70,056
Total liabilities	1,869,333	1,661,186

Shareholders' equity:
Preferred stock	-	-
Common stock	203	222
Additional paid-in capital	103,908	128,550
Retained earnings	269,606	274,246
Unearned ESOP shares	(11,869)	(13,056)
Accumulated other comprehensive loss, net of taxes	(17,792)	(19,476)
Total shareholders' equity	344,056	370,486
Total liabilities and shareholders' equity	$2,213,389	$2,031,672

Share Information
Shares outstanding	20,315	22,174
Book value per share	$16.94	$16.71

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$11,756	$11,989	$12,675	$13,795	$15,611
Provision (credit) for credit losses	(435)	445	186	460	664
Total noninterest income	16,876	22,230	23,525	18,554	17,095
Total noninterest expense	29,662	30,021	30,922	29,107	31,384
Income before income taxes	(595)	3,753	5,092	2,782	658
Income tax (benefit) expense	(555)	500	1,085	627	(277)
Net (loss) income	$(40)	$3,253	$4,007	$2,155	$935
(Loss) income per share – basic	$(0.00)	$0.16	$0.20	$0.10	$0.04
(Loss) income per share – diluted	$(0.00)	$0.16	$0.20	$0.10	$0.04
Dividends declared per common share	$0.15	$0.15	$0.20	$0.20	$0.20

Performance Ratios (annualized):
Return on average assets - QTD	(0.01)%	0.58%	0.74%	0.43%	0.19%
Return on average equity - QTD	(0.05)%	3.63%	4.41%	2.35%	0.99%
Net interest margin - QTD	2.25%	2.26%	2.47%	2.88%	3.29%

Return on average assets - YTD	0.44%	0.59%	0.59%	0.43%	0.96%
Return on average equity - YTD	2.62%	3.46%	3.37%	2.35%	4.91%
Net interest margin - YTD	2.46%	2.53%	2.67%	2.88%	3.00%

Asset Quality Ratios:
Past due loans to total loans	0.68%	0.53%	0.50%	0.64%	0.41%
Nonaccrual loans to total loans	0.29%	0.25%	0.26%	0.29%	0.29%
Nonperforming assets to total assets	0.23%	0.20%	0.19%	0.22%	0.22%
Allowance for credit losses - loans to loans receivable	1.11%	1.12%	1.14%	1.14%	1.18%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,797,988	$1,797,233	$1,759,001	$1,654,942	$1,578,790
Mortgage related securities	172,863	174,202	171,938	170,218	170,209
Debt securities, federal funds sold and short term investments	106,504	132,935	123,195	115,962	130,973
Total interest-earning assets	2,077,355	2,104,370	2,054,134	1,941,122	1,879,972
Noninterest-earning assets	105,073	105,714	108,320	107,009	122,643
Total assets	$2,182,428	$2,210,084	$2,162,454	$2,048,131	$2,002,615

Interest-bearing liabilities
Demand accounts	$91,868	$90,623	$69,147	$68,564	$75,449
Money market, savings, and escrow accounts	302,121	306,806	305,576	322,220	349,820
Certificates of deposit	735,418	719,708	695,310	648,531	628,375
Total interest-bearing deposits	1,129,407	1,117,137	1,070,033	1,039,315	1,053,644
Borrowings	549,210	584,764	551,545	441,716	333,249
Total interest-bearing liabilities	1,678,617	1,701,901	1,621,578	1,481,031	1,386,893
Noninterest-bearing demand deposits	102,261	106,042	130,291	143,296	177,217
Noninterest-bearing liabilities	56,859	46,805	46,446	51,840	63,866
Total liabilities	1,837,737	1,854,748	1,798,315	1,676,167	1,627,976
Equity	344,691	355,336	364,139	371,964	374,639
Total liabilities and equity	$2,182,428	$2,210,084	$2,162,454	$2,048,131	$2,002,615

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.36%	5.26%	5.05%	4.87%	4.69%
Mortgage related securities	2.48%	2.41%	2.26%	2.25%	2.13%
Debt securities, federal funds sold and short term investments	4.94%	4.45%	3.67%	3.71%	3.35%
Total interest-earning assets	5.10%	4.97%	4.73%	4.57%	4.36%

Demand accounts	0.11%	0.11%	0.09%	0.08%	0.08%
Money market and savings accounts	1.64%	1.54%	1.42%	1.26%	0.67%
Certificates of deposit	3.76%	3.43%	2.80%	1.92%	1.10%
Total interest-bearing deposits	2.90%	2.64%	2.23%	1.60%	0.89%
Borrowings	4.83%	4.71%	4.08%	3.68%	3.23%
Total interest-bearing liabilities	3.53%	3.35%	2.86%	2.22%	1.45%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$12,056	$12,431	$13,238	$14,008	$15,737
Provision (credit) for credit losses	(550)	445	158	388	624
Total noninterest income	894	966	1,540	987	1,033
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,397	4,618	4,683	5,168	4,781
Occupancy, office furniture and equipment	916	852	873	1,031	877
Advertising	363	200	230	184	203
Data processing	626	672	602	601	551
Communications	75	70	72	78	92
Professional fees	186	176	146	218	153
Real estate owned	1	1	1	1	13
Loan processing expense	-	-	-	-	-
Other	628	703	1,641	896	2,468
Total noninterest expense	8,192	7,292	8,248	8,177	9,138
Income before income taxes	5,308	5,660	6,372	6,430	7,008
Income tax expense	1,234	1,121	1,182	1,600	1,308
Net income	$4,074	$4,539	$5,190	$4,830	$5,700

Efficiency ratio - QTD (non-GAAP)	63.26%	54.43%	55.81%	54.53%	54.49%
Efficiency ratio - YTD (non-GAAP)	56.86%	54.94%	55.17%	54.53%	52.10%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest loss	$(367)	$(550)	$(622)	$(282)	$(241)
Provision for credit losses	115	-	28	72	40
Total noninterest income	16,028	21,452	23,041	17,951	18,066
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	14,881	17,186	17,929	15,099	17,397
Occupancy, office furniture and equipment	1,105	1,141	1,173	1,232	1,289
Advertising	667	716	714	705	769
Data processing	583	551	480	516	490
Communications	194	173	153	173	197
Professional fees	704	564	466	188	453
Real estate owned	-	-	-	-	-
Loan processing expense	756	722	932	1,018	1,059
Other	2,701	1,935	1,914	2,403	2,584
Total noninterest expense	21,591	22,988	23,761	21,334	24,238
Loss before income taxes	(6,045)	(2,086)	(1,370)	(3,737)	(6,453)
Income tax benefit	(1,827)	(657)	(126)	(1,002)	(1,602)
Net loss	$(4,218)	$(1,429)	$(1,244)	$(2,735)	$(4,851)

Efficiency ratio - QTD (non-GAAP)	137.86%	109.98%	105.99%	120.74%	135.98%
Efficiency ratio - YTD (non-GAAP)	116.99%	111.63%	112.49%	120.74%	104.02%

Loan originations	$458,363	$597,562	$623,342	$442,710	$546,628
Purchase	95.7%	95.4%	96.4%	96.5%	95.6%
Refinance	4.3%	4.6%	3.6%	3.5%	4.4%
Gross margin on loans sold(1)	3.51%	3.62%	3.73%	3.78%	3.41%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations